Exhibit 23.1
Consent of Independent Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement (No. 333-168020 on Form S-8) pertaining to the ING Financial Services LLC 401(k) Savings Plan (the “Plan”) of our report dated June 9, 2011, with respect to the financial statements of the Plan included in the Annual Report on Form 11-K for the fiscal year ended December 31, 2010 relating to the Plan, filed with the Securities and Exchange Commission.

Very truly yours,

/s/ P&G Associates
P&G Associates
June 22, 2011
646 Highway 18 East Brunswick, NJ 08816 877.651.1700     www.pandgassociates.com